UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2013

Eastman Kodak Company

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York	14650
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

EXPLANATORY NOTE

As previously reported, on January 19, 2012, Eastman Kodak Company (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), Case No. 12-10202 (ALG). On August 23, 2013, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the revised First Amended Joint Chapter 11 Plan of Reorganization of Eastman Kodak Company and its Debtor Affiliates (the “Plan”). Capitalized terms not otherwise defined in this report on Form 8-K shall have the meanings given to them in the Plan.

On September 3, 2013 (the “Effective Date”), the Plan became effective pursuant to its terms and the Debtors emerged from their chapter 11 cases.

The description of the Plan in this report on Form 8-K is qualified in its entirety by reference to the full text of such document. A copy of the Plan is filed as Exhibit 2.2 to the Company’s report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on August 29, 2013.

Item 1.01	Entry into a Material Definitive Agreement

Upon effectiveness of the Plan, the Company issued shares of a new class of common stock to participants in the 1145 Rights Offering and the 4(2) Rights Offering, including the Backstop Parties, at a purchase price of $11.94 per share. In satisfaction of its obligation to pay the Backstop Fees as required under the Backstop Commitment Agreement, the Company also issued shares of new common stock to the Backstop Parties. Additional shares of the new common stock, and net-share settled Warrants to purchase new common stock, are to be issued as distributions to unsecured creditors on account of their unsecured claims against the Debtors, as set forth in the Plan.

Based on the estimated total amount of unsecured claims, and on the amounts of unsecured claims held by the Backstop Parties, as represented by the Backstop Parties to the Company, the Company estimates that upon completion of distributions of new common stock to unsecured creditors pursuant to the Plan:

•	shareholders affiliated with GSO Capital Partners LP will own approximately 20 percent of the outstanding common stock of the Company, and net-share-settled Warrants to purchase additional shares of common stock equal to approximately 0.2 percent of the common stock issued pursuant to the Plan for $14.93 per share and 0.2 percent of the common stock issued pursuant to the Plan for $16.12 per share, in accordance with the Warrant Agreement;

•	shareholders affiliated with BlueMountain Capital Management, LLC will own approximately 18 percent of the outstanding common stock, and net-share-settled Warrants to purchase additional shares of common stock equal to approximately 0.5 percent of the common stock issued pursuant to the Plan for $14.93 per share and 0.5 percent of the common stock issued pursuant to the Plan for $16.12 per share;

•	George Karfunkel and affiliates will own approximately 9 percent of the outstanding common stock, and net-share-settled Warrants to purchase additional shares of common stock equal to approximately 0.2 percent of the common stock issued pursuant to the Plan for $14.93 per share and 0.2 percent of the common stock issued pursuant to the Plan for $16.12 per share;

•	United Equities Commodities Company and Momar Corporation will own approximately 11.7 percent of the outstanding common stock, and net-share-settled Warrants to purchase additional shares of common stock equal to approximately 0.3 percent of the common stock issued pursuant to the Plan for $14.93 per share and 0.3 percent of the common stock issued pursuant to the Plan for $16.12 per share;

•	Contrarian Funds, LLC will own approximately 11.3 percent of the outstanding common stock, and net-share-settled Warrants to purchase additional shares of common stock equal to approximately 0.3 percent of the common stock issued pursuant to the Plan for $14.93 per share and 0.3 percent of the common stock issued pursuant to the Plan for $16.12 per share; and

•	shareholders affiliated with Serengeti Asset Management, LP will own approximately 7 percent of the outstanding common stock, and net-share-settled Warrants to purchase additional shares of common stock equal to approximately 0.2 percent of the common stock issued pursuant to the Plan for $14.93 per share and 0.2 percent of the common stock issued pursuant to the Plan for $16.12 per share.

Pursuant to the Plan and the Backstop Commitment Agreement, certain members of the Company’s new board of directors as of the Effective Date were selected by the Backstop Parties. The directors selected by the Backstop Parties include George Karfunkel; Jason New, a Senior Managing Director of The Blackstone Group and Head of Special Situation Investing for GSO Capital Partners; and Derek Smith, a Managing Principal and Senior Portfolio Manager at BlueMountain Capital Management LLC.

As further described below, the Registration Rights Agreement provides the Backstop Parties with certain registration rights with respect to the new common stock, and provides for certain rights to designate a Board Observer (as defined below) to attend meetings of the board of directors of the Company.

As previously reported by the Company in its report on Form 8-K, dated September 3, 2013, upon the effectiveness of the Plan, all previously issued and outstanding shares of the Company’s common stock were cancelled, as were all other previously issued and outstanding Equity Interests and the Debtors’ Second Lien Notes and Unsecured Notes. Holders of the Debtors’ Second Lien Notes and Unsecured Notes are entitled to receive the distributions provided under the Plan in full and final satisfaction of their Claims.

Agreements Relating to the Debtors’ Securities

Warrant Agreement

On the Effective Date of the Plan, the Company entered into a warrant agreement (the “Warrant Agreement”) with ComputerShare Trust Company, N.A. and ComputerShare Inc., as warrant agent. The description of the Warrant Agreement included in Item 1 of the registration statement on Form 8-A filed by the Company on September 3, 2013 is incorporated herein by reference.

Registration Rights Agreement

Pursuant to the Plan, the Company and the Backstop Parties executed a registration rights agreement, dated as of the Effective Date (the “Registration Rights Agreement”). The description of the Registration Rights Agreement included in Item 4 of the Form S-8 filed by the Company on September 3, 2013 is incorporated herein by reference to this Item 1.01.

The Registration Rights Agreement provides that each of the GSO Group, the BlueMountain Group, George Karfunkel (together with certain affiliates), the United Equities Group and the Contrarian Group (each such term as defined below and each an “Investor Group”) may, for so long as such Investor Group holds Registrable Securities (as defined in the Registration Rights Agreement) representing at least 10.0% of the common stock of the Company issued and outstanding on the Effective Date, designate one of its employees (a “Board Observer”) to attend meetings of the Company’s board of directors (excluding executive sessions or committee meetings) in a non-voting, non-participating observer capacity and to receive materials delivered to the board of directors for consideration at such meetings, and certain other information.

The rights of an Investor Group to designate a Board Observer will terminate on the first anniversary of the Effective Date and will be suspended for any period of time during which a representative designated by such Investor Group to be elected or appointed to the Company’s board of directors, or an affiliate of such Investor Group, serves as a member of the Company’s board of directors. The Company has the right to withhold any notice or information from any Board Observer and to exclude any Board Observer from any meeting or portion thereof to the extent the Company’s board of directors determines to be in the best interests of the Company, and under certain other circumstances as set forth in the Registration Rights Agreement.

For purposes of the Registration Rights Agreement, (i) “GSO Group” refers to the Backstop Parties affiliated with GSO Capital Partners LP, and certain of their affiliates, (ii) “BlueMountain Group” refers to the Backstop Parties affiliated with BlueMountain Capital Management, LLC, and certain of their affiliates, (iii) “United Equities Group” refers to United Equities Commodities Company, Momar Corporation and certain of their respective affiliates, and (iv) “Contrarian Group” refers to Contrarian Funds, LLC and certain of its affiliates.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by the full text of the Registration Rights Agreement, which is attached as an exhibit to the registration statement on Form 8-A, filed by the Company on September 3, 2013.

New Financing Agreements

Emergence Credit Facilities

On the Effective Date of the Plan, the Company entered into (i) a Senior Secured First Lien Term Credit Agreement (the “First Lien Term Credit Agreement”) with the lenders party thereto (the “First Lien Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC, Barclays Bank PLC and Merrill Lynch, Pierce, Fenner & Smith Inc. as joint lead arrangers and joint bookrunners and (ii) a Senior Secured Second Lien Term Credit Agreement (the “Second Lien Term Credit Agreement”, and together with the First Lien Term Credit Agreement, the “Term Credit Agreements”), with the lenders party thereto (the “Second Lien Lenders”, and together with the First Lien Lenders, the “Term Credit Lenders”), Barclays Bank PLC, as administrative agent, and J.P. Morgan Securities LLC, Barclays Bank PLC and Merrill Lynch, Pierce, Fenner & Smith Inc. as joint lead arrangers and joint bookrunners. Additionally, the Company and its U.S. subsidiaries (the “Subsidiary Guarantors”) entered into a Credit Agreement (the “ABL Credit Agreement”, and together with the Term Credit Agreements, the “Credit Agreements”) with the lenders party thereto (the “ABL Lenders” and together with the First Lien Lenders and the Second Lien Lenders, the “Lenders”) and Bank of America N.A., as administrative agent and collateral agent, Barclays Bank PLC as syndication agent and Merrill Lynch, Pierce, Fenner & Smith Inc., Barclays Bank PLC and J.P. Morgan Securities LLC as joint lead arrangers and joint bookrunners. Pursuant to the terms of the Credit Agreements, the Term Credit Lenders provided the Company with term loan facilities in an aggregate principal amount of $695,000,000, consisting of $420,000,000 of first-lien term loans (the “First Lien Loans”) and $275,000,000 of second-lien term loans (the “Second Lien Loans”). The ABL Lenders will make available asset-based revolving loans in an amount of up to $200,000,000 (the “ABL Loans”). The maturity date of the loans made under the Term Credit Agreements is the earlier to occur of (i) September 3, 2019 (in case of First Lien Loans) or September 3, 2020 (in case of Second Lien Loans) respectively, and (ii) the acceleration of such loans. The maturity date of the loans made under the ABL Credit Agreement is the earlier to occur of (i) September 3, 2018 and (ii) the date of termination of the whole commitments under the ABL Credit Agreement. The ABL Credit Agreement also provides for the issuance of letters of credit of up to a sublimit of $150,000,000.

The First Lien Loans bear interest at the rate of LIBOR plus 6.25% per annum, with a LIBOR floor of 100 bps. The Second Lien Loans bear interest at the rate of LIBOR plus 9.5% per annum, with a LIBOR floor of 125 bps. The ABL Loans (other than initial borrowings) bear interest at the rate of LIBOR plus 2.75%-3.25% per annum or Base Rate (as defined in the ABL Credit Agreement) plus 1.75%-2.25% per annum, based on Excess Availability (as defined in the ABL Credit Agreement). Each existing and future direct or indirect U.S. subsidiary of the Company (other than immaterial subsidiaries, unrestricted subsidiaries and certain other subsidiaries) have agreed to provide unconditional guarantees of the obligations of the Company under the Credit Agreements. Subject to certain exceptions, obligations under the First Lien Term Credit Agreement and the Second Lien Term Credit Agreement are secured by: (i) a first lien and a second lien, respectively, on all assets of the Company and the Subsidiary Guarantors, other than the ABL Collateral (as defined below), including a first and a second lien, respectively, on 100% of the stock of material domestic subsidiaries and 65% of the stock of material first-tier foreign subsidiaries (the “Term Collateral”) and (ii) a second lien and a third lien, respectively, on the ABL Collateral (as defined below). Obligations under the ABL Credit Agreement are secured by: (i) a first lien on cash, accounts receivable, inventory, machinery and equipment (the “ABL Collateral”) and (ii) a third lien on the Term Collateral.

The Credit Agreements limit, among other things, the Company’s and the Subsidiary Guarantors’ ability to (i) incur indebtedness, (ii) incur or create liens, (iii) dispose of assets, (iv) make restricted payments and (v) make investments. In addition to standard obligations, these agreements provide for a periodic delivery by the Company of its various financial statements set forth in these agreements. Under the Term Credit Agreements, the Company is required to maintain minimum U.S. Liquidity (as defined therein) through 2014 and thereafter minimum Net Secured Leverage (as defined therein) at specified levels. Under the ABL Credit Agreement, if Excess Availability is less than 15% of commitments available, the Company would be required to maintain a minimum Fixed Charge Coverage Ratio (as defined therein).

Events of default under the Credit Agreements include, among others, failure to pay any loan, interest or other amount due under the applicable credit agreement, breach of specific covenants and a change of control of the Company. Upon an event of default, the applicable lenders may declare the outstanding obligations under the applicable credit agreement to be immediately due and payable and exercise other rights and remedies provided for in such credit agreement.

Section 2 — Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On the Effective Date, the Company consummated the sale of substantially all its assets constituting the Company’s Personalized Imaging and Document Imaging businesses (together, the “Business”) to KPP Holdco Limited (“KPP Holdco”), a wholly owned subsidiary of KPP Trustees Limited (the “KPP”), trustee for the Kodak Pension Plan of the United Kingdom (the “U.K. Pension Plan”) , and certain direct and indirect subsidiaries of KPP Holdco, pursuant to the Stock and Asset Purchase Agreement, dated as of April 26, 2013 and amended and restated as of August 30, 2013, between the Company, the KPP, and the other parties thereto (the “KPP Purchase Agreement”) and the Settlement Agreement between the Company and the KPP, dated April 26, 2013, for a total purchase price, exclusive of the assumption of liabilities, of $650 million, $525 million of which was paid in cash (the “Cash Consideration”) and the balance of which was settled by a $125 million note issued by the KPP (the “KPP Note”). Pursuant to the KPP Purchase Agreement, the KPP Note was cancelled after being assigned by the Company to Kodak Limited (“KL”), a non-Debtor subsidiary of the Company and the primary sponsor of the U.K. Pension Plan, and subsequently assigned by KL to KPP as settlement, by way of setoff, of an equal amount of outstanding pension liabilities of KL to KPP. The Cash Consideration was comprised of $325 million sourced from assets of the U.K. Pension Plan and $200 million sourced from a payment by KL to KPP, as contemplated by the KPP Purchase Agreement. Up to $35 million in aggregate of the purchase price is subject to repayment to KPP if the Business does not achieve certain annual adjusted EBITDA targets over the four-year period ending December 31, 2018. A portion of the assets constituting the Business in certain jurisdictions were not transferred at the Effective Date but are contemplated to be transferred at one of several deferred closings provided for in the KPP Purchase Agreement. Reference is made to the disclosure contained in the Company’s report on Form 8-K, Item 1.01, filed September 6, 2013, for a further description of the deferred closing arrangements.

A portion of the purchase price was in consideration for a series of promissory notes issued by Kodak International Finance Limited, a non-Debtor subsidiary of the Company, in an aggregate principal amount equal to the purchase price allocated under the KPP Purchase Agreement to the portions of the Business located in foreign jurisdictions that are to be transferred to KPP or its subsidiaries upon the deferred closings. These promissory notes will be used by KPP or its subsidiaries solely for the purpose of funding any local currency payment required to be made by KPP or its subsidiaries to the Company’s foreign subsidiaries under local law in these foreign jurisdictions at a deferred closing, if and when such deferred closing occurs, whereupon they will be canceled and of no further force or effect. These promissory notes are non-interest-bearing and have no maturity date other than in connection with the applicable deferred closing.

The U.K. Pension Plan was historically funded by KL and other participating employers, and the KPP was the largest creditor in the Debtors’ chapter 11 proceedings. As previously disclosed, the acquisition of the Business is part of a comprehensive settlement between the Company and the KPP (the “KPP Global Settlement”), which also resolves approximately $2.8 billion of claims by the KPP against the Debtors and releases the Company and its worldwide affiliates from obligations relating to the U.K. Pension Plan. The consideration received by the Debtors in connection with the disposition of the Business and the KPP Global Settlement was determined in arms’-length negotiations between the Debtors and the KPP, and was approved by the Bankruptcy Court pursuant its order entered June 21, 2013, approving the KPP Global Settlement.

Pro forma financial information with respect to the disposition of the Business is provided in Item 9.01 of this report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreements set forth in Item 1.01 of this report is incorporated herein by reference.

Section 3 — Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

As previously disclosed, pursuant to the Plan:

•	the Company offered eligible creditors 34,000,000 shares of common stock at the per share purchase price of $11.94, for an aggregate purchase price of approximately $406 million, in accordance with the Backstop Commitment Agreement and the Rights Offerings Procedures. Eligible participants, including the Backstop Parties, purchased all of the shares offered pursuant to the Rights Offerings, and the 1145 Rights Offering Shares and 4(2) Rights Offering Shares were issued on the Effective Date.

•	1,700,168 shares of common stock were issued to the Backstop Parties on the Effective Date in payment of the Backstop Fees, in accordance with the Backstop Commitment Agreement.

•	6,000,000 shares of New Common Stock will be issued to the holders of Allowed General Unsecured Claims or the Retiree Settlement Unsecured Claim from the Unsecured Creditor New Common Stock Pool.

•	Warrants to purchase 2,085,008 shares of New Common Stock at an exercise price of $14.93 and 2,085,008 shares of New Common Stock at an exercise price of $16.12 (in each case subject to any applicable anti-dilution adjustments and any other applicable terms of the Warrant Agreement), will be issued to the Holders of Allowed General Unsecured Claims or Retiree Settlement Unsecured Claims.

The rights to purchase common stock in the Rights Offerings, all shares issued upon exercise thereof, all shares issued to the Backstop Parties pursuant to the Backstop Commitment Agreement, and all securities issued to unsecured creditors pursuant to the Plan, were or will be issued in reliance upon the exemption from registration under the Securities Act of 1933 provided by Regulation D thereunder and/or Section 4(2) thereof; or under Section 1145 of the Bankruptcy Code as securities of a debtor issued principally in exchange for claims against a debtor and partly in exchange for cash pursuant to a plan of organization. The Company expects to make initial distributions on account of general unsecured claims by the end of September.

Section 5 — Corporate Governance and Management

Item 5.01	Change in Control of Registrant

As previously disclosed, upon the effectiveness of the Plan, all previously issued and outstanding shares of the Company’s common stock were cancelled, and the Company issued shares of a new class of common stock to unsecured creditors (and related persons thereof) pursuant to the Plan. For further information, see Item 1.01 of this report on Form 8-K, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure and Appointment of Directors

As of the Effective Date and in connection with the Plan, the following directors ceased to serve on the board of directors: Richard S. Braddock, Timothy M. Donahue, Michael J. Hawley, William H. Hernandez, Douglas R. Lebda, Kyle P. Legg, Delano E. Lewis, Joel Seligman and Dennis F. Strigl.

Pursuant to the Plan and the Confirmation Order, Mark S. Burgess, Matt Doheny, John A. Janitz, George Karfunkel, Jason New and Derek Smith became members of the Company’s new board of directors (the “New Board”) as of the Effective Date. Existing directors James V. Continenza, William G. Parrett and Antonio M. Perez will continue their service as members of the New Board.

Certain members of the New Board were selected by the Backstop Parties and the Creditors’ Committee in accordance with the terms of the Plan and the Backstop Commitment Agreement. Committee appointments will be disclosed when determined.

New and continuing non-employee directors may receive reasonable compensation for their services, including a fixed sum and expenses for attendance at meetings of the New Board and at meetings of committees of the New Board, as may be determined from time to time by the New Board. Historically, non-employee directors have been compensated through a combination of cash retainers and equity-based incentives. During the chapter 11 proceedings, the directors’ total compensation was reduced and paid fully in cash, with each non-employee director receiving an annual cash retainer of $70,000 and a $112,000 cash award subject to a one-year vesting period. The presiding director received an additional $100,000 per year, the Audit and Finance Committee chair received an additional $20,000 per year and the Compensation Committee chair received an additional $10,000 per year.

Officers

Consistent with the disclosure in the Plan Supplement, the following executive officers will continue to serve in the positions indicated next to their name:

Douglas J. Edwards (53), President, Digital Printing and Enterprise. Douglas J. Edwards, PhD, is President of Digital Printing and Enterprise. He was named to the post in September 2012, and elected a Senior Vice President in October 2012. From April 2005 to October 2006, Dr. Edwards was General Manager and Vice President, Prepress Consumables, Graphic Communications Group. The Company’s board of directors elected him a Vice President in October 2006. From October 2006 to January 2012, Dr. Edwards was General Manager and Vice President, Prepress Solutions, Graphic Communications Group. Dr. Edwards was named President, Digital, Packaging and Functional Printing in January 2012. Before joining Kodak, Dr. Edwards was Vice President, Research and Product Development, New Business and Strategy Development for Kodak Polychrome Graphics (KPG), a joint venture between Kodak and Sun Chemical. Dr. Edwards joined KPG in 1998 from International Paper’s Imaging Products Division, where for two years he had worldwide responsibility for technology and product commercialization as Vice President, Product and Manufacturing Process Development. Previously, he was with Zeneca Specialties and ICI Colors & Fine Chemicals in the U.K. for eight years in a variety of senior marketing, manufacturing and research positions. Dr. Edwards started his industrial career with Ilford Ltd, Ciba-Geigy in 1985 as a research chemist.

Brad W. Kruchten (54), President, Graphics, Entertainment & Commercial Films. Brad W. Kruchten is President of Graphics, Entertainment & Commercial Films, which includes Prepress, Entertainment Imaging, Commercial Film, and Global Consumables Manufacturing, a position he has held since 2011. Previously, Mr. Kruchten was the worldwide General Manager for Retail Printing, and managed the products and services that enable retailers to offer an integrated retail solution to analog and digital photographers. These products and services included kiosks, paper, retail workflow software, service, and support. Before that, Mr. Kruchten was the General Manager for the Consumer and Professional film business. The Company’s board of directors elected him a Vice President in July 2002. Prior to Kodak, Mr. Kruchten worked as a project engineer at Inland Steel and as a tool designer for General Motors Corp.

Antonio M. Perez (68), Chief Executive Officer. Antonio M. Perez is Chief Executive Officer and has served as a director since October 2004. Before joining Kodak, Mr. Perez worked for Hewlett-Packard Company, where he held a variety of global leadership positions, including President of Consumer Business. After Hewlett-Packard Company, Mr. Perez was President and CEO of Gemplus International, where he successfully led the initiative to take the company public. Mr. Perez serves as Chairman of the Escuela Superior de Administración y Dirección de Empresas (ESADE) International Advisory Board, and is a member of the Board of Trustees of the George Eastman House International Museum of Photography and Film. If the Company hires a successor Chief Executive Officer during the term of Mr. Perez’s management agreement (described below), he will be appointed to serve as Special Advisor to the New Board for the remainder of the term.

Laura G. Quatela (56), Senior Vice President. Laura G. Quatela is Senior Vice President and will oversee the transition of the Personalized Imaging business to the U.K. Kodak Pension Plan. Ms. Quatela was elected President of Eastman Kodak Company on January 1, 2012 and assumed the role of President, Personalized Imaging on September 10, 2012. Ms. Quatela joined Kodak in 1999 and held various positions in the marketing, antitrust, trademark & litigation staff in the company’s Legal Department. She was promoted to Director of Corporate Commercial Affairs, Vice President Legal and Assistant General Counsel in 2004. In August 2006, the Company’s board of directors elected Ms. Quatela a Vice President. Ms. Quatela was appointed Chief Intellectual Property Officer in January 2008 and retained this role in tandem with her duties leading the company’s Legal Department. In January 2011, Ms. Quatela was named General Counsel and elected a Senior Vice President. Prior to joining Kodak, Ms. Quatela worked for Clover Capital Management, Inc., SASIB Railway GRS, and Bausch & Lomb Inc.

Rebecca A. Roof (58), Interim Chief Financial Officer. Rebecca A. Roof will continue to serve as Interim Chief Financial Officer, a position to which she was appointed on September 10, 2012, for a period to be determined. Ms. Roof is a Managing Director of AlixPartners LLP, where she has worked since 1998. Pursuant to an agreement with Eastman Kodak Company, AP Services LLC, an affiliate of AlixPartners LLP, provides restructuring advisory services relating to the chapter 11 proceedings. Ms. Roof is on the Executive and Management Committees of the American Bankruptcy Institute; was a founder of the Texas chapter of the Turnaround Management Association and is a former board member; is on the Advisory Board of Texas Wall Street Women; and is a member of the American Institute of Certified Public Accountants.

Eric H. Samuels (45), Controller. Eric H. Samuels is Corporate Controller and Chief Accounting Officer, positions he has held since July 2009. Previously, Mr. Samuels was Director, Accounting Research and Policy and served as Kodak’s Assistant Corporate Controller. Prior to joining Kodak, Mr. Samuels had a 14-year career in public accounting during which he served as a senior manager at KPMG LLP’s Department of Professional Practice (National Office) in New York City. Prior to joining KPMG in 1996, he worked in Ernst & Young’s New York City office.

Patrick M. Sheller (52), General Counsel, Secretary and Chief Administrative Officer. Patrick M. Sheller is General Counsel, Chief Administrative Officer and Senior Vice President, positions he has held since January 2012. He also serves as the Secretary of the Company’s board of directors, a position to which he was appointed in 2009. Mr. Sheller joined Kodak in 1993 as Marketing, Antitrust & Litigation counsel to the company’s former Health Group and has held several roles within Kodak’s Legal Department. From 1999 to 2004, he served as Kodak’s Chief Antitrust Counsel. From 2000 to 2004, Mr. Sheller was on assignment to Kodak’s European, African & Middle Eastern Region, where he advised Kodak’s EAMER businesses on commercial legal issues. He returned to Kodak’s Rochester headquarters in 2004 to assume business development and operating roles in Kodak’s Health Care Information Systems business. From 2005 to 2011, Mr. Sheller served as Chief Compliance Officer of the company reporting to the Audit Committee of the Company’s board of directors. He was elected Secretary of the Company’s board of directors in 2009 and was appointed Deputy General Counsel in 2011. In January 2012, the Company’s board of directors elected Mr. Sheller a Senior Vice President of the company. Before joining Kodak, Mr. Sheller was in private law practice with the Washington, D.C. firm McKenna & Cuneo (now McKenna, Long & Aldridge) where he specialized in antitrust, commercial litigation and health care law. From 1986 to 1989, he worked for the Federal Trade Commission in Washington, D.C., where he served as an Attorney Advisor to the Chairman and as a Staff Attorney in the Commission’s Bureau of Competition.

Terry R. Taber (59), Chief Technical Officer. Terry R. Taber, PhD, is Chief Technical Officer, a position he has held since January 2009. Dr. Taber joined Kodak in 1980. Dr. Taber was the worldwide Consumer Film Business Product Manager from 1999 to 2002, and then an Associate Director of R&D from 2002 to 2005, followed by the director of Materials & Media R&D from 2005 to 2007 and the Chief Operating Officer of Kodak’s Image Sensor Solutions (ISS) business beginning in 2007. The Company’s board of directors elected him a corporate Vice President in December 2008, and then a Senior Vice President in December 2010. Dr. Taber is a member of the Board of Trustees at Roberts Wesleyan College and Northeastern Seminary. Dr. Taber is also a Board Member of the Innovation & Material Sciences Institute and serves on the Executive Advisory Board of FIRST Rochester (For Inspiration and Recognition of Science and Technology) and the Executive Committee of the Rochester Business Alliance, the New York State Business Council, and the Advisory Board for HCL Technologies, Ltd.

Eastman Kodak Company 2013 Omnibus Incentive Plan

The Eastman Kodak Company 2013 Omnibus Incentive Plan (the “Omnibus Plan”) was approved by the Restructuring and Executive Compensation Committee of the board of directors (the “Compensation Committee”) in July 2013, subject to approval by the Bankruptcy Court, to attract, retain and motivate officers, employees and non-employee directors providing services to the Company, any of its subsidiaries or its affiliates and to promote the success of the Company’s business by providing grantees with appropriate incentives. Pursuant to the Plan and the Confirmation Order, the Omnibus Plan was approved by the Bankruptcy Court and became effective on the Effective Date.

The Omnibus Plan is generally administered by the Compensation Committee or a successor committee, and officers, directors and employees of the Company and its consolidated subsidiaries are eligible to receive awards under the Omnibus Plan. Awards under the Omnibus Plan may be cash-based or stock-based. Stock-based awards may be in the form of any of the following: (i) options, (ii) stock appreciation rights, (iii) restricted stock awards, (iv) restricted stock units (“RSUs”), (v) dividend equivalent rights, (vi) other stock-based awards, and (vii) performance-based compensation awards. Cash-based awards may be in the form of (i) performance-based compensation and (ii) other cash awards (including, without limitation, retainers and meeting-based fees) that the Compensation Committee determines to be consistent with the purposes of the Omnibus Plan and the interests of the Company. Unless sooner terminated by the Compensation Committee, no Awards may be granted under the Omnibus Plan after the tenth anniversary of the Effective Date.

The maximum number of shares of common stock that may be issued under the Omnibus Plan is 4,792,480. In addition, under the Omnibus Plan, the maximum number of shares available for the grant of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) is 2,000,000 shares; the maximum number of shares as to which stock options or stock appreciation rights may be granted to any participant in any calendar year may not exceed 2,000,000 shares; and the maximum number of awards to any one non-employee director in respect of a calendar year may not exceed a number with a grant date fair value of $900,000 (computed as of the date of grant in accordance with applicable financial accounting rules).

To the extent permitted by Section 162(m) of the Internal Revenue Code, the Compensation Committee is authorized to design any award so that the amounts or shares payable or distributed pursuant to such award are treated as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. The maximum number of these performance-based compensation awards that may be granted to any one employee under the Omnibus Plan in any calendar year is 1,000,000 shares or, in the event such award is paid in cash, $2,500,000.

The Compensation Committee generally has the right to amend, alter, suspend, discontinue, or terminate the Omnibus Plan or an award under the Omnibus Plan, provided that, unless specifically provided in the Omnibus Plan, no amendment may materially adversely impair the rights of a participant under any award without the participant’s consent.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Omnibus Plan, which is filed as Exhibit 10.1 to this Form 8-K, and is incorporated by reference into this Item 5.02.

Emergence Awards

On the Effective Date, the Company granted RSUs under the Omnibus Plan to certain employees, including the Company’s named executive officers in the following amounts: Mr. Perez, 159,128 RSUs; Mr. Edwards, 27,261 RSUs and Mr. Sheller, 21,231 RSUs. The RSUs vest and settle in shares of common stock in equal installments on each of the first three anniversaries of the Effective Date (except that for Mr. Perez, one-third of the RSUs will vest on each of the Effective Date, the first anniversary of the Effective Date and upon the achievement of certain performance metrics).

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form award agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

Management Employment Agreements

The Company entered into a new employment agreement with certain of its named executive officers, including Mr. Perez and, pursuant to a form of employment agreement approved by the Compensation Committee, each of Mr. Edwards, Ms. Quatela and Mr. Sheller and certain other executive officers (collectively, the “Management Agreements”). Under the Management Agreements, Mr. Perez will continue to serve as Chief Executive Officer; Mr. Edwards as President, Digital Printing and Enterprise and Senior Vice President; Ms. Quatela as Senior Vice President; and Mr. Sheller as Chief Administrative Officer, General Counsel and Senior Vice President. Each Management Agreement provides for a term of three years (except in the case of Mr. Perez, whose term is one year) beginning on the Effective Date.

Each Management Agreement also provides for, among other things: (i) an annual base salary of $1,155,000 for Mr. Perez, $450,000 for Mr. Edwards, $465,000 for Ms. Quatela and $401,500 for Mr. Sheller, (ii) an annual incentive award at a target level of 155% of annual base salary for Mr. Perez, 75% for Mr. Edwards, 75% for Ms. Quatela and 65% for Mr. Sheller; (iii) a long-term equity compensation award under the Omnibus Plan at a target level of $840,000 for Mr. Edwards and $604,800 for Mr. Sheller, (iv) for Ms. Quatela, a transition incentive award of $813,750 earned based on achievement of key transition goals for the Personalized Imaging business to be established by the New Board; and (v) the emergence awards described above for Messrs. Perez, Edwards and Sheller.

Upon a termination of the employee by the Company without “cause” or by the employee for “good reason” (each as defined in the Management Agreement), the employee will be entitled to severance equal to: (i) for Mr. Perez, base salary for the remainder of the term and an annual incentive for the year of termination, earned based on actual achievement of applicable performance targets; (ii) for Messrs. Edwards and Sheller, (a) annual base salary plus target annual incentive multiplied by (b) a “severance multiplier” of 1.5; and (iii) for Ms. Quatela, one week of base salary per year of service, with a minimum of 3 weeks and a maximum of 26 weeks, under the Company’s broad-based Termination Allowance Plan. In addition, upon a termination without “cause” or for “good reason”, (i) for Mr. Perez, any unvested portion of his emergence award will become immediately vested and (ii) for the other employees, any emergence award or long-term equity compensation awards will continue to vest and remain exercisable according to the terms of the applicable award, in each case without regard to any continued employment condition.

During and for 24 months following employment, Mr. Perez will be subject to covenants not to compete with the Company and not to solicit Company employees, customers and suppliers and may serve as a consultant to the Company during such time. Mr. Perez will be eligible to receive $1,000,000 per year as consideration for the non-compete period, and up to an additional $2,000,000 on account of achieving certain mutually agreeable performance metrics approved by the New Board. The other employees will be subject to a covenant not to compete with the Company during, and for up to 18 months following, employment and a covenant not to solicit Company employees, customers and suppliers, during and for up to 12 months, following employment, in each case, in exchange for the severance payments discussed above.

The Company also entered into, pursuant to the form of employment agreement discussed above, a new employment agreement with certain other officers, including Messrs. Kruchten and Taber, pursuant to which Mr. Kruchten will continue to serve as President of Graphics, Entertainment & Commercial Films and Mr. Taber will continue to serve as Chief Technical Officer. The agreements with Messrs. Kruchten and Taber provide for (i) a term of three years beginning on the Effective Date, (ii) an annual base salary of $465,000 for Mr. Kruchten and $365,100 for Mr. Taber, (iii) an annual incentive award at a target level of 75% of annual base salary for Mr. Kruchten and 65% of annual base salary for Mr. Taber, (iv) a long-term equity compensation award under the Omnibus Plan at a target level of $840,000 for Mr. Kruchten and $435,000 for Mr. Taber and (v) a grant of 27,701 RSUs for Mr. Kruchten and 17,378 RSUs for Mr. Taber on the Effective Date that vest on the same terms described above with respect to Messrs. Edwards and Sheller.

Upon a termination of the employee by the Company without “cause” or by the employee for “good reason” (each as defined in the agreements with Messrs. Kruchten and Taber), Messrs. Kruchten and Taber will be entitled to severance equal to: (a) annual base salary plus target annual incentive multiplied by (b) a “severance multiplier” of 1.5. In addition, upon a termination without “cause” or for “good reason”, any emergence award or long-term equity compensation awards will continue to vest and remain exercisable according to the terms of the applicable award, in each case without regard to any continued employment condition. Messrs. Kruchten and Taber will be subject to a covenant not to compete with the Company during, and for up to 18 months following, employment and a covenant not to solicit Company employees, customers and suppliers, during, and for up to 12 months following employment, in each case, in exchange for the severance payments discussed above.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Mr. Perez’s employment agreement and the form management employment agreement for other Company employees, which will be filed as exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 20, 2013.

Terminated Plans

Pursuant to the Plan and the Confirmation Order, as of the Effective Date, certain employee benefit plans (and awards thereunder) were rejected or terminated, including the Kodak Excess Retirement Income Plan, the Kodak Unfunded Retirement Income Plan, the 1982 Eastman Kodak Company Executive Deferred Compensation Plan, the Eastman Kodak Deferred Compensation Plan for Directors, the Eastman Kodak Company Executive Protection Plan, the 1995 Omnibus Long Term Compensation Plan, the 2000 Omnibus Long Term Compensation Plan, the 1997 Stock Option Plan and the 2002 Stock Option Plan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In accordance with the Plan, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. Each of the Company’s Second Amended and Restated Certificate of Incorporation (the “Amended Certificate of Incorporation”) and Second Amended and Restated By-Laws (the “Amended By-Laws”) became effective on the Effective Date.

Under the Amended Certificate of Incorporation:

•	the Company is authorized to issue 560 million shares of capital stock, consisting of 500 million shares of New Common Stock, par value $0.01 per share, and 60 million shares of preferred stock, no par value.

•	the Company may not adopt a shareholder rights plan (commonly known as a “poison pill”) without the affirmative vote of a majority of the votes cast by the holders of New Common Stock and any preferred stock, voting separately as classes.

•	the Company shall not issue any class of non-voting equity securities unless and solely to the extent permitted by Section 1123(a)(6) of the Bankruptcy Code, for so long as Section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Company.

•	the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities that are presented to any of its directors or shareholders or any of their respective affiliates, provided that the Company does not renounce any right, interest or expectancy in, or in being offered an opportunity to participate in, any business venture or opportunity that is presented or offered to, or becomes known to, any shareholder (by virtue of its designation of a Board Observer), director or officer of the Company, solely in his, her or its capacity as such.

Under the Amended By-Laws:

•	the maximum number of directors comprising the Company’s board of directors is decreased to 13 from 18, and directors are not required to be bona fide shareholders of the Company.

•	amendments to the certificate of incorporation of the Company adopted by a majority of the shareholder votes cast at a shareholder meeting called for such purpose may not be amended or repealed by action of the board of directors without a further affirmative vote by a majority of the votes cast at a meeting of the shareholders called for such purpose or approval by written consent of the shareholders.

The foregoing descriptions of the Amended Certificate of Incorporation and Amended By-Laws are qualified in their entirety by reference to the full text of such documents, which are incorporated herein as Exhibits 3.1 and 3.2 to this report, by reference to the Company’s registration statement on Form S-8, filed September 3, 2013.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information

Unaudited pro forma consolidated statements of operations, presenting financial information to give effect to the sale of assets and liabilities of the Business, assuming the entire sale of the Business occurred as of January 1, 2010, are attached hereto as Exhibit 99.1, and are incorporated by reference herein.

The unaudited pro forma consolidated statements of operations presented are for informational purposes only, and include specific assumptions and adjustments related to the sale of the Business as described in the accompanying notes. The adjustments are based upon presently available information and certain assumptions that the management of the Company believes are reasonable under the circumstances as of the date hereof. However, actual adjustments may differ materially from the information presented.

(d) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (incorporated by reference to the Company’s Registration Statement on Form S-8 filed by the Company September 3, 2013).

3.2	Second Amended and Restated By-Laws of Eastman Kodak Company (incorporated by reference to the Company’s Registration Statement on Form S-8 filed by the Company September 3, 2013).

10.1	Eastman Kodak Company 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 3, 2013).

99.1	Unaudited Pro Forma Financial Information.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This report on Form 8-K, including the exhibits attached hereto, includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, cash flow, financing needs, plans or business trends, and other information that is not historical information. When used in this report on Form 8-K the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon the Company’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Reports on Form 10–Q for the quarters ended March 31, 2013 and June 30, 2013, under the headings “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to successfully emerge from Chapter 11 as a profitable sustainable company; the Company’s ability to improve its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; the ability of the Company to discontinue certain businesses or operations; the Company’s ability to comply with the financial maintenance covenants in its credit facilities; the Company’s ability to obtain additional financing; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects; the Company’s ability to generate or raise cash sufficient to fund continued investments, capital needs, restructuring payments and service its debt; its ability to fairly resolve legacy liabilities; the resolution of claims against the Company; the Company’s ability to retain key executives, managers and employees; the Company’s ability to maintain product reliability and quality and growth in relevant markets; the seasonality of the Company’s businesses; the Company’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this report on Form 8-K, including the exhibits attached hereto, and are expressly qualified in their entirety by the cautionary statements included in this report. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date of this report on Form 8-K made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:	/s/ Patrick M. Sheller
Patrick M. Sheller

Senior Vice President

General Counsel, Secretary & Chief Administrative Officer

Date: September 9, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (incorporated by reference to the Company’s Registration Statement on Form S-8 filed by the Company September 3, 2013).

3.2	Second Amended and Restated By-Laws of Eastman Kodak Company (incorporated by reference to the Company’s Registration Statement on Form S-8 filed by the Company September 3, 2013).

10.1	Eastman Kodak Company 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 3, 2013).

99.1	Unaudited Pro Forma Financial Information.